UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2017

CreditRiskMonitor.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-8601	36-2972588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Executive Boulevard
Valley Cottage, NY 10989
(Address of principal executive offices, including zip code)

(845) 230-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 27, 2017, CreditRiskMonitor.com, Inc. (the "Company") held its Annual Meeting of Shareholders (the “Meeting”).

A total of 10,722,401 shares were outstanding and entitled to vote as of June 5, 2017, the record date for the Meeting.  The matters voted upon and the results of the vote are set forth below.

Proposal 1.	Election of Five Directors

At the Meeting, shareholders voted 7,493,735 shares on Proposal 1 and elected Jerome S. Flum, Andrew J. Melnick, Jeffrey S. Geisenheimer, Joshua M. Flum and Richard J. James to serve as directors of the Company.

		For	Abstain/Withhold	Broker Non-Votes

1A.	Jerome S. Flum	7,460,357	33,378	2,340,543
1B.	Andrew J. Melnick	7,472,904	20,831	2,340,543
1C.	Jeffrey S. Geisenheimer	7,472,904	20,831	2,340,543
1D.	Joshua M. Flum	7,441,402	52,333	2,340,543
1E.	Richard J. James	7,374,295	119,440	2,340,543

Proposal 2.	Ratification of the Selection of the Independent Registered Public Accounting Firm

At the Meeting, shareholders voted 9,834,278 shares on Proposal 2 and approved ratification of the appointment of CohnReznick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes

9,834,262	16	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDITRISKMONITOR.COM, INC.

Date: July 31, 2017	By:	/s/ Lawrence Fensterstock
Lawrence Fensterstock
Chief Financial Officer
(Principal Financial and Accounting Officer)